Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS








































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




                                  Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


Avitar, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 17, 1995, relating to the consolidated financial statements of Avitar, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1995. Our report contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.







BDO Seidman, LLP

/s/ BDO SEIDMAN, LLP

New York, New York
December 16, 1996



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